   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2001


                                                      REGISTRATION NO. 333-73276

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                            MEDIS TECHNOLOGIES LTD.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                     3629                    13-3669062
(State of incorporation)       (Primary Standard          (I.R.S. Employer
                                  Industrial           Identification Number)
                          Classification Code Number)

                           --------------------------

                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 935-8484
   (Address and telephone number of Registrant's principal executive offices)

                    ROBERT K. LIFTON, CHAIRMAN OF THE BOARD
                            MEDIS TECHNOLOGIES LTD.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 935-8484

           (Name, address and telephone number of agent for service)

                           --------------------------

                                   COPIES TO:

                              IRA I. ROXLAND, ESQ.
                              STEPHEN E. FOX, ESQ.
                         SONNENSCHEIN NATH & ROSENTHAL
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                                 (212) 768-6700
                              FAX: (212) 768-6800

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth various expenses, which will be incurred in connection with this offering:

SEC registration fee........................................  $  5,018
Blue sky fees and expenses..................................     *
Printing and engraving expenses.............................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Subscription and warrant agent fees and expenses............     *
Miscellaneous expenses......................................     *
                                                              --------
      Total.................................................  $150,000
                                                              ========

------------------------

*   To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    The registrant's By-laws (the "By-laws") provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth information relating to all securities of Registrant sold by it since January 1, 1998:

    IN 1998:

    - In June 1998, the Registrant issued in a private placement 83,334 units to the Stanoff Corporation, which is beneficially owned by Robert K. Lifton and Howard Weingrow, the Registrants' chairman and chief executive officer and president, respectively, and 98,092 units to certain other existing stockholders, each unit consisting of three shares of the Registrant's common stock and one warrant to purchase one share of the Registrant's common stock at an exercise price of $5.00 per share, at a price of $12.00 per unit (the "Units"). The net proceeds to the Registrant from this financing was $2,177,112.

    - In November 1998, the Registrant issued in a private placement 10,241 Units to certain existing stockholders and 166,667 Units to new stockholders, all of which met the definition of

      "accredited investor," as such term is defined in the Securities Act of 1933, as amended ("accredited investor"). The net proceeds to the Registrant from this financing was $2,122,896.

    - In December 1998, the Registrant issued in a private placement 25,000 Units to the Stanoff Corporation. The net proceeds to the Registrant from this financing was $300,000.

    IN 1999:

    - In February 1999, the Registrant issued in a private placement 16,667 Units to an existing stockholder. The net proceeds to the Registrant from this financing was $200,004.

    - In March 1999, the Registrant issued in a private placement 50,334 Units to new stockholders, all of which were accredited investors. The net proceeds to the Registrant from this financing was $604,004.

    - In April and May 1999, the Registrant issued in a private placement 100,000 Units to existing stockholders. The net proceeds to the Registrant from this financing was $1,200,000.

    - In June 1999, the Registrant issued in a private placement 9,000 Units to a new stockholder who is an accredited investor. The net proceeds to the Registrant from this financing was $108,000.

    - In August 1999, the Registrant issued in private placement 1,000 Units to a new stockholder who is an accredited investor. The net proceeds to the Registrant from this financing was $12,000.

    - In September 1999, the Registrant issued in a private placement 16,667 Units to a new stockholder, who is an accredited investor. The net proceeds to the Registrant from this financing was $200,004.

    IN 2000:

    - In January and February 2000, the Registrant issued in a private placement an aggregate of approximately 10 units to existing stockholders and new stockholders who are accredited investors, each unit consisting of 66,000 shares of the Registrant's common stock and 25,000 warrants to purchase one share each of the Registrant's common stock at an exercise price of $5.75 per share, at a price of $300,000 per unit. The net proceeds to the Registrant from this financing was approximately $2,895,400.

    IN 2001:

    - In May and June 2001, the Registrant issued in private placements an aggregate of 660,688 shares of its common stock and warrants to purchase an additional 660,688 shares of its common stock to existing stockholders and new stockholders who are accredited investors. The aggregate proceeds to the Registrant from this financing was approximately $10,571,000.

    Exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the foregoing transactions, is claimed under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:



         3.1            Restated Certificate of Incorporation of Medis Technologies
                        Ltd.(1)
         3.2            Restated By-Laws of Medis Technologies Ltd., as amended(1)
         4.1            Form of certificate evidencing shares of common stock(1)
         4.2            Form of Subscription Certificate
         4.3            Form of certificate evidencing warrant*
         5.1            Opinion of Sonnenschein Nath & Rosenthal*
        10.1            Medis Technologies Ltd.'s 1999 Stock Option Plan(1)
        10.2            Employment Agreement dated November 2, 2000 between Zvi
                        Rehavi and Medis El Ltd.(2)
        10.3            Employment Agreement dated March 23, 1999 between Israel
                        Fisher and Medis El Ltd.(2)
        10.4            Loan Agreement dated as of December 29, 2000 between Fleet
                        National Bank, as the lender and Medis Technologies Ltd., as the borrower(2)
        10.5            Technology Development Agreement dated as of December 14,
                        1998 by and between Medis El Ltd. and The Coca-Cola
                        Company(1)
        10.6            Cooperation Agreement dated February 6, 2001 by and between
                        Sagem SA and Medis Technologies Ltd.(2)
        10.7            Strategic Agreement dated April 5, 2001 by and between
                        General Dynamics Government Systems Corporation and Medis
                        Technologies Ltd.(2)
        10.8            Option Agreement dated November 9, 2000, by and between
                        Medis Technologies Ltd. and Gennadi Finkelstain, and
                        amendment thereto(2)
        10.9            Form of Warrant Agreement between American Stock Transfer &
                        Trust Company and Medis Technologies Ltd.*
        21.1            Subsidiaries of the Registrant**
        23.1            Consent of Arthur Andersen LLP**
        23.2            Consent of Grant Thornton LLP**
        23.3            Consent of Sonnenschein Nath & Rosenthal (included in
                        Exhibit 5.1)*
        24.1            Power of Attorney (included on the signature page of Part II of this registration statement)**
        99.1            Instructions for Use of Subscription Certificates
        99.2            Beneficial Owner Reregistration Form
        99.3            Notice of Guaranteed Delivery
        99.4            Form of Letter to Stockholders
        99.5            Form of Letter to Brokers
        99.6            Form of Subscription Agent Agreement between American Stock
                        Transfer & Trust Company and Medis Technologies Ltd.


------------------------


*   To be filed by Amendment.



**  Previously filed with this Registration Statement.


(1) Filed as an exhibit to the Registration Statement on Form S-1, as amended (File No.: 333-83945), of Medis Technologies Ltd. and incorporated herein by reference.

(2) Filed as an exhibit to the Annual Report on Form 10-K dated for the year ended December 31, 2000 of Medis Technologies Ltd. and incorporated herein by reference.

    (b) Financial Statement Schedules.

    None.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (4) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

        (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of November, 2001.


                                          MEDIS TECHNOLOGIES LTD.

                                          By: /s/ ROBERT K. LIFTON
                                             -----------------------------------
                                             Robert K. Lifton
                                             Chairman and Chief Executive
                                          Officer
                            ------------------------

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

/s/ ROBERT K. LIFTON                                   Chairman and Chief           November 29, 2001
-------------------------------------------              Executive Officer,
Robert K. Lifton                                         Director (Principal
                                                         Executive Officer)

/s/ HOWARD WEINGROW                                    President, Treasurer and     November 29, 2001
-------------------------------------------              Director
Howard Weingrow

                     *                                 Vice President-Finance       November 29, 2001
-------------------------------------------              (Principal Financial
Israel Fisher                                            Officer)

                     *                                 Senior Vice President-       November 29, 2001
-------------------------------------------              Business Development and
Jacob S. Weiss                                           Director

                     *                                 Director                     November 29, 2001
-------------------------------------------
Amos Eiran

                                                       Director
-------------------------------------------
Zeev Nahmoni

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                     *                                 Director                     November 29, 2001
-------------------------------------------
Jacob E. Goldman

                     *                                 Director                     November 29, 2001
-------------------------------------------
Seymour Heinberg

                     *                                 Director                     November 29, 2001
-------------------------------------------
Shmuel Peretz



* Robert K. Lifton, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated by signing above, and filed with the Securities and Exchange Commission), by signing his name, does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.



Nobember 29, 2001                                                      /s/ ROBERT K. LIFTON
                                                            -----------------------------------------